UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 28, 2014, Ramco-Gershenson Properties Trust (the “Registrant”), through its majority-owned operating partnership subsidiary Ramco-Gershenson Properties, L.P. (the “Operating Partnership”), completed a private placement of $100 million principal amount of senior unsecured notes. The notes were issued in two series with maturities of 10 and 12 years with interest rates of 4.65% and 4.74%, respectively.

In addition, on May 29, 2014 the Registrant, through the Operating Partnership, closed a $75 million senior unsecured term loan fully underwritten and arranged by Capital One, N.A. The loan has a term of seven years and bears interest at an annual rate of LIBOR plus 1.25% to 2.25% (initially 1.70%) depending upon the Company's leverage or credit ratings. Interest expense will be hedged with an existing interest rate swap expiring in April 2016, resulting in an effective fixed initial annual rate of 2.9%.

In connection with these financings, the Registrant repaid $120 million of bank term debt due in July, 2017.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

99.1    Press Release dated May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: May 30, 2014	by:/s/GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit        Description

99.1        Press Release dated May 29, 2014.

4